UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2010

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CHINA MARKETING MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Texas	000-51806	76-0641113
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

RMA 901
KunTai International Mansion
No. 12 Chaowai Street
Beijing, 100020, People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

(86)10-59251090
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers’ Compensatory Arrangements of Certain Officers

(c)     On September 6, 2010, the Board of Directors (the "Board") of China Marketing Media Holdings, Inc. (the "Company") approved the following appointments to the Company’s executive management:

         (i)     Zhen Zhen (Pearl) Peri as the Chief Financial Officer of the Company. Zhen Zhen Peri, 54, is engaged on a full-time basis and has almost twenty years of financial reporting experience in both private and public held corporations. Prior to this appointment, she served as Director of Finance of the Company. From October 2005 to December 2009, Zhen Zhen Peri served as Accounting Manager at Hill Phoenix, Inc, a manufacturing company in San Dimas, CA, and from April 2003 to October 2005 – as Assistance Controller at California Expanded Metal in City of Industry, CA. She holds a Bachelor of Science in Business Administration degree from California State University Fresno, CA, with concentration in Accounting (1991).

        (ii)     Wengao Luo as the Chief Operating Officer of the Company. Mr. Luo is engaged on a full-time basis to, among other things, (i) oversee the Company’s operational aspects; (ii) assist and support the Company’s research and development activities; and (iii) perform such responsibilities, duties and authority, and to render such services as are customary in such position and as the Chairman and CEO from time to time will reasonably direct. Mr. Lou is 36 years old and has been employed in various positions at the Company for the past ten years, including as the Company’s General Manager in its Beijing office from October 2000 to present, and Chief Editor and General Manager of Channel Edition of the Company from October 2005 to present. Mr. Lou holds a Bachelor’s degree in Business Management from Xi’an Jiaotong University (1996) and a Master’s in Business Administration from the China People University (2003).

         There is no arrangement or understanding by and between either one of the foregoing appointees, on the one hand, and any other persons, on the other hand, pursuant to which such individual was appointed as discussed above. Nor are there any family relationships by and between either one of the forgoing appointees and any executive officers and directors. Further, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

(e)     The Company hereby incorporates by reference the disclosure made in Item 5.02(c) above. In addition, the Board also approved the terms and provisions of Zhen Zhen Peri’s and Wengao Luo’s respective employment with the Company to include:

  Zhen Zhen Peri’s (i) annual base salary is set at USD$15,000, subject to review by the Board for subsequent increases on an annual basis; (ii) annual bonus equal to be awarded in the sole discretion of the Board; and (iii) participation in all benefits available to all full-time employees of the Company, subject to eligibility requirements; and

  Wengao Luo’s (i) annual base salary is set at USD$15,000, subject to review by the Board for subsequent increases on an annual basis; (ii) annual bonus equal to be awarded in the sole discretion of the Board; and (iii) participation in all benefits available to all full-time employees of the Company, subject to eligibility requirements. The foregoing individuals are employed by the Company "at will" and not for any specific term; their respective employment may be terminated at any time with or without cause.

Section 9 – Exhibits

            Item 9.01         Exhibits

                None.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Marketing Media Holdings, Inc.

By: /s/ Yingsheng Li
Yingsheng Li
Chief Executive Officer, President and Interim
Chief Financial Officer

Date: September 9, 2010